LANDMARK LAND COMPANY, INC.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2010

LANDMARK LAND COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0001-08755	77-0024129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2817 Crain Highway, Upper Marlboro, Maryland 20774
(Address of principal executive offices)

(301) 574-3330
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On August 13, 2010, the Company filed a Form 12b-25 with respect to its failure to timely file the quarterly report on Form 10Q for the three month period ending June 30, 2010.  The Company stated in the referenced filing that the Company does not expect to file its quarterly report on Form 10Q for the second quarter ended June 30, 2010 (“Form 10Q”) on a timely basis.  The Company’s inability to file at this time is due to cash flow difficulties that have prevented performance of necessary audit work for the year ended December 31, 2009 and auditor financial review of financial results for the quarter ended June 30, 2010.  Although the Company is currently seeking to resolve its cash flow issues, the Company does not anticipate receiving sufficient cash flow to allow for the timely filing of the second quarter 2010 Form 10Q.

The Company anticipates, based on the information currently available to it, that results of operations for the three and six months ended June 30, 2010 will be comparable to the results for the corresponding periods of the 2009 fiscal year due to the continued slow pace of real estate sales at its development projects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANDMARK LAND COMPANY, INC.

Dated: August 13, 2010	By:	/s/ JOE V. OLREE
Joe V. Olree
Senior Vice President